UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2017 the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”), based upon the recommendation of the Board’s Nominating Committee, appointed Brett P. Seabert to serve on the Board. Mr. Seabart will fill the vacant seat on the Board following the passing of Gerald A. Kien on February 22, 2017. The Board determined that Mr. Seabert will serve on the Nominating Committee, Compensation Committee and Audit Committee of the Board. As compensation for his service on the Board, Mr. Seabart will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Mr. Seabart and any other person pursuant to which he was selected as a director.

Mr. Seabert, a Certified Public Accountant (“CPA”), has 25 years of experience in business management, operations, finance and administration. Mr. Seabert currently serves in various capacities including Director, President, Chief Financial Officer and Chief Operating Officer of various companies, including Tanamera Construction, LLC (since April 2007), TD Construction, LP (since September 2009), Caughlin Club Management Partners, LLC (since July 2008), and B&L Investments, Inc. (since March 2003). From 2001 to 2008, Mr. Seabert served as Chief Financial and Operating Officer of Tanamera Commercial Development. Between 1989 and 2001, Mr. Seabert served in various positions at CMS International, most recently as Executive Vice President and Chief Financial Officer. Mr. Seabert has been primarily engaged in commercial real estate development and construction for the past 16 years. From 1984 to 1989, Mr. Seabert was a practicing CPA with Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: May 1, 2017	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director